Exhibit 10.56

1st ORIGINAL

Harper Petersen & Co.

london • hamburg

ship brokers since 1943

Addendum No. 2

to Charter Party MV “E.R. BAVARIA”

dated Hamburg, 23rd September 2015

It has today been mutually agreed between

Messrs.

Sechsundvierzigste “Michel” Schiffahrts GmbH & Co. KG
c/o E.R. Schiffahrt GmbH & Cie. KG

Hohe Bleichen 12

20354 Hamburg

- as Owners -

and

Messrs.

Oldendorff Carriers GmbH & Co. KG, Liibeck

- as Charterers -

That the owning shipping company to be renamed as follows:

E.S.V.M. Schiffahrt GmbH & Co. KG

Herdentorswallstraβe 93, 28195 Bremen

c/o

E.R.Schifffahrt GmbH & Cie. KG

Hohe Bleichen 12

20354 Hamburg

Bank details to remain the same.

Otherwise as per governing CP MV E.R. Bavaria / Oldendorff – dd 23.09.2015 and subsequent addendum.

Hamburg, 30th May 2016

The Owners:		The Charterers:

Signatory	:	Signatory	:

Title/Position	:	Title/Position	:

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